EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

INTCOMEX, INC

ARTICLE I.

MEETING OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the 15th day of January of each year or at such other time designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of directors of the Corporation. If the designated day shall fall on a Saturday, Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares of “Common Stock” (as defined in the Second Amended and Restated Certificate of Incorporation of the Corporation, hereinafter referred to as the “Certificate of Incorporation”) entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the Board of Directors or shareholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and the general nature of the business to be considered, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the Secretary or the persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Shareholder Quorum and Voting. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence, in person or by proxy, of shareholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting of Shares. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Holders of Class B Stock (as defined in the Certificate of Incorporation) shall not be entitled to vote at meetings of the shareholders other than in respect to any amendment to the Certificate of Incorporation that adversely alters the terms and conditions of the Class B Stock.

Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date thereof unless otherwise provided in the proxy.

Section 9. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholder, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at with all shares entitled to vote thereon were present and voted, as is provided by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE II.

DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except such corporate powers as are by law, or by the Articles of Incorporation of the Corporation or by these Bylaws conferred upon or reserved to the shareholders.

Section 2. Qualification. Directors need not be residents of Delaware or shareholders of the Corporation.

Section 3. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 4. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number of Directors. The Corporation shall have at least one (1) director. The Board of Directors shall set the exact number of directors from time to time.

Section 6. Election and Term. The persons named in the Articles of Incorporation as the members of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified or until their earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

Section 7. Vacancies. If the office of any director, member of a committee or officer is or becomes vacant, the remaining directors in office, even if less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 9. Quorum and Voting. A majority of the directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 10. Executive and Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, these Bylaws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares.

Section 11. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders or at such other times as the Board of Directors may determine. Written notice of the time and place of meetings of the Board of Directors, other than the regular annual meeting, shall be given to each director by either personal delivery, electronic mail or facsimile (with, in the case of electronic mail or facsimile, confirmation of receipt) at least three days before the meeting or by notice mailed to the director at least ten days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Upon the written request of any two directors, the President or the Secretary shall call a meeting of the Board of Directors.

Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 12. Chair. The Chair of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 13. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 14. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE III.

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chair, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. The Board of Directors shall have authority to fix the compensation of officers. The same person may hold more than two offices.

Section 2. Duties. The officers of this Corporation shall have the following duties:

The Chief Executive Officer shall have general authority over the business and affairs of the Corporation, subject to the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried out. He or she shall preside at all meetings of the shareholders if present thereat, and in the absence or nonelection of the Chair of the Board of Directors, at all meetings of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts in behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

The President shall have general direction and supervision of the operations of the Corporation, subject to the Board of Directors and the Chief Executive Officer.

The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence or disability of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Chief Executive Officer or the President, respectively; and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as the Board of Directors may designate. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the directors or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

Section 3. Removal of Officers. The Board of Directors may remove an officer or agent elected or appointed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

The Board of Directors may fill any vacancy in any office.

ARTICLE IV.

STOCK CERTIFICATE

Section 1. Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he or she is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in the Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 3. Transfer of Stock. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 4. Lost, Stolen, or Destroyed Certificates. If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

Section 5. Shareholders Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V.

BOOKS AND RECORDS

Section 1. Books, Records of Account and Minutes. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

Section 2. Shareholder Register. The Corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

Section 3. Form of Books, Records and Minutes. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE VI.

DIVIDENDS

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of applicable law.

ARTICLE VII.

CORPORATE SEAL

The Board of Directors shall provide a corporate seal, which shall be in circular form.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER CORPORATE AGENTS

Section 1. Action, Etc., Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Action, Etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

Section 3. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article VIII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

Section 4. Advance of Expenses. The right to indemnification contained in this Article VIII shall include the right to be paid by the Corporation the expense incurred in defending any such action, suit, proceeding or investigation for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an Agent shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Agent, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Agent is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 5. Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under this Article VIII shall be made promptly and in any event within ninety days, upon the written request of the Agent. The right to indemnification or advances as granted by this Article VIII shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in the whole or in part, or if no disposition of such claim is made within ninety days. In any suit brought by an Agent to enforce his or her right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation must bear the burden of proof to show that the Agent is not entitled to indemnification or advancement of expenses. The Agent’s expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 6. Other Rights and Remedies. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any Bylaws agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. The execution of any other written contract for indemnification between the Agent and the Corporation shall in no way limit the rights of the Agent under this Article.

Section 7. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

Section 8. Constituent Corporations. For the purposes of this Article VIII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

Section 9. Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article VIII, references to “other enterprises” in Sections 1 and 8 shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the request of the Corporation” shall include any service as a director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, trustee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Indemnification of Employees and Agents. As determined by the Board of Directors, the Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same or a lesser extent that it shall indemnify officers and directors under this Article VIII.

Section 11. Savings Clause. If this Article VIII, or any portion thereof, shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding or any action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

ARTICLE IX.

MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on such date as may be determined by the Board of Directors.

Section 2. Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE X.

AMENDMENTS

These Bylaws may be altered, amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular meeting of the board, or at a special meeting of directors called for that purpose. These Bylaws, and any amendments thereto, and new Bylaws added by the Board of Directors, may be amended, altered or replaced by the holders of Common Stock at any annual or special meeting of the holders of Common Stock.